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                                                                    Exhibit 23.5



                               CTR MARKET RESEARCH



BY FACSIMILE AND COURIER

Focus Media Holding Limited
28/F, Zhao Feng World Trade Building
369 Jiangsu Road
Shanghai 200050
People's Republic of China


                       RE: CONSENT OF CTR MARKET RESEARCH

We understand that Focus Media Holding Limited ("Focus Media") plans to file a registration statement on Form F-1 ("Registration Statement") with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein under the headings "Prospectus Summary," "Our Industry" and "Business" of our name and data sourced from the publications of CTR Market Research.



                              CTR Market Research


                              By:          /s/ Tian Tao
                                     ------------------------
                              Name:  Tian Tao
                              Title: Vice President of CTR Market Research
                              Date:  2006-1-12